ENERGY TRANSFER PARTNERS INCREASES CASH DISTRIBUTION FOR THIRD QUARTER OF 2014

Represents Partnership’s Fifth Consecutive Distribution Increase

Earnings Release and Earnings Call Dates Also Announced

DALLAS – October 21, 2014 - Energy Transfer Partners, L.P. (NYSE: ETP) today announced that its Board of Directors has approved a $0.02 increase in its quarterly distribution to $0.975 per ETP common unit ($3.90 annualized) for the quarter ended September 30, 2014.
The quarterly distribution of $0.975 represents a distribution increase of $0.28 per common unit on an annualized basis, or 7.7%, compared to the third quarter of 2013 and represents an annualized distribution increase of $0.08 per common unit compared to the second quarter of 2014. This marks the fifth consecutive quarter that ETP has raised its distribution. The cash distribution will be paid on November 14, 2014 to unitholders of record as of the close of business on November 3, 2014.
ETP expects to release earnings for the third quarter of 2014 on Wednesday, November 5, 2014, after the market closes. ETP and Energy Transfer Equity (NYSE: ETE), which owns the general partner of ETP, will conduct a joint conference call on Thursday, November 6, 2014 at 8:00 a.m. Central Time to discuss their quarterly results. The conference call will be broadcast live via an internet web cast, which can be accessed through www.energytransfer.com. The call will also be available for replay on Energy Transfer’s web site for a limited time.
The following information applies to ETP’s quarterly distribution announcement:
Record Date: November 3, 2014
Ex-Date: October 30, 2014
Payment Date: November 14, 2014
Amount Paid: $0.975 per common unit
Energy Transfer Partners, L.P. (NYSE: ETP) is a master limited partnership owning and operating one of the largest and most diversified portfolios of energy assets in the United States. ETP currently owns and operates approximately 35,000 miles of natural gas and natural gas liquids pipelines. ETP also owns 100% of Panhandle Eastern Pipe Line Company, LP (the successor of Southern Union Company) and a 70% interest in Lone Star NGL LLC, a joint venture that owns and operates natural gas liquids storage, fractionation and transportation assets. ETP also owns the general partner, 100% of the incentive distribution rights, and approximately 67.1 million common units in Sunoco Logistics Partners L.P. (NYSE: SXL), which operates a geographically diverse portfolio of crude oil and refined products pipelines, terminalling and crude oil acquisition and marketing assets. ETP also owns 100% of Sunoco, Inc. and 100% of Susser Holdings Corporation. Additionally ETP owns the general partner, 100% of the incentive distribution rights and approximately 58% of the limited partnership interests in Susser Petroleum Partners LP (NYSE: SUSP). ETP’s general partner is owned by ETE. For more information, visit the Energy Transfer Partners, L.P. web site at www.energytransfer.com.
Energy Transfer Equity, L.P. (NYSE: ETE) is a master limited partnership which owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE: ETP), approximately 30.8 million ETP common units, and approximately 50.2 million ETP Class H Units, which track 50% of the underlying economics of the general partner interest and IDRs of Sunoco Logistics Partners L.P. (NYSE: SXL). ETE also owns the general partner and 100% of the IDRs of Regency Energy Partners LP (NYSE: RGP) and approximately 57.2 million RGP common units. On a consolidated basis, ETE’s family of companies own and operate approximately 71,000 miles of natural gas, natural gas liquids, refined products, and crude oil pipelines. For more information, visit the Energy Transfer Equity, L.P. web site at www.energytransfer.com.

Forward-Looking Statements
This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.
This release serves as qualified notice to nominees as provided for under Treasury Regulation section 1.1446-4(b)(4) and (d). Please note that 100 percent of Energy Transfer Partners, L.P.’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of Energy Transfer Partners, L.P.’s distributions to foreign investors are subject to federal tax withholding at the highest applicable effective tax rate. Nominees are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.
The information contained in this press release is available on our web site at www.energytransfer.com.
Contacts
Investor Relations:
Energy Transfer
Brent Ratliff
214-981-0700 (office)
Media Relations:
Vicki Granado
Granado Communications Group
214-599-8785 (office)
214-498-9272 (cell)